Exhibit 10.10

GERBER FINANCE INC

A Global Merchant Fund Company

8 West 40th Street, 14th Floor New York, NY 10018

April 30, 2020

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to the Loan and Security Agreement dated as of the date above (the "Amendment") is entered into by and among STAR REAL ESTATE HOLDINGS USA, INC., a Delaware corporation, 300 PARK STREET, LLC, a Delaware limited liability company, 947 WATERFORD ROAD, LLC, a Delaware limited liability company, and 56 MECHANIC FALLS ROAD, LLC, a Delaware limited liability company, as Borrowers ("Borrowers"), and GERBER FINANCE INC., a New York corporation ("Lender").

RECITALS
Borrowers and Lender are parties to a Loan and Security Agreement dated as of January 31, 2020 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement") pursuant to which Lender provides financial accommodations to Borrowers.
Borrowers and Lender have agreed to amend the Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Loan Agreement is hereby amended as follows:

I.REPAYMENT

3.1 Repayment of the Credit Advance.

Exhibit 10.10
(a)The principal of the KBS Advance shall be repaid in sixty (60) consecutive equal monthly installments together with interest on the first (1st) day in each calendar month, commencing February 1, 2020, and in a final installment on January 1, 2025, when the unpaid balance of principal and any accrued interest is due and payable. The principal of the EBGL Advance shall be repaid as follows: (i) $500,000 to be repaid in twelve (12) consecutive equal monthly installments together with interest on the first (1st) day in each calendar month, commencing February 1, 2020 and in a final installment on January 1, 2021 when the unpaid balance of principal and any accrued interest is due and payable; and (ii) $300,000 to be repaid in three (3) consecutive equal monthly installments on the thirtieth (30th) day in each calendar month, commencing May 30, 2020, and in a final installment on or before July 31, 2020. Notwithstanding the foregoing, the Credit Advance matures and is due and payable, in full, upon an Event of Default or upon the Maturity Date. Borrowers shall be required to make a mandatory repayment hereunder at any time that the aggregate outstanding principal balance of the Credit Advance made by Lender to Borrowers hereunder is in excess of the Borrowing Base, in an amount equal to such excess. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Credit Document shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds. Upon the expiration of the Term, all unpaid principal, interest, fees and other charges owed Lender under this Agreement or any other Credit Document becomes immediately due and payable. Borrowers may prepay the Credit Advance and any other amounts payable hereunder, including those provided in Section 11.1, on one (1) Business Day's prior notice to Lender provided that simultaneously the Credit Parties to the EBGL Credit Facility pay to Lender the EBGL Credit Facility in full and all fees, expenses payable in connection therewith.

3.Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent:

(a)Lender shall have received this Amendment duly executed on behalf of Borrower.
(b)Lender shall have received a fee in amount of $6,000 in connection with this Amendment.

4.  Representations and Warranties. Borrower hereby represents and warrants as follows:
(a)This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of such Credit Party and are enforceable against such Borrower in accordance with their respective terms.
(b)Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby.
(c)No Event of Default or Default would exist after giving effect to this Amendment.
(d)No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

5.Effect on the Loan Agreement.

Exhibit 10.10

(a)Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other Credit Documents; but in the event that any terms or condition set forth in this Amendment conflict with any term or condition set forth in Loan Agreement, the term or condition set forth herein shall control.

6.Expenses. The Borrower agrees to pay or reimburse the Lender for all reasonable costs and expenses including, without limitation, legal fees and disbursements, incurred by the Lender in connection with the preparation, negotiation, execution, delivery, administration and enforcement of this Amendment.

7.Counterparts; Signature Validity. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Delivery of a signature page to, or an executed counterpart of, this document by facsimile, email transmission of a scanned image, DocuSign, or other electronic means, shall be effective as delivery of an originally executed counterpart. The words "execution," "signed," "signature," and word of like import in this document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper- based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.

Exhibit 10.10

8.IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:
STAR REAL ESTATE HOLDINGS USA, INC.,
By:	/s/ David J. Noble
Name:	David J. Noble
Title:	CFO

300 PARK STREET, LLC
By:	/s/ David J. Noble
Name:	David J. Noble
Title:	CFO

947 WATERFORD ROAD, LLC,
By:	/s/ David J. Noble
Name:	David J. Noble
Title:	CFO

300 PARK STREET, LLC
By:	/s/ David J. Noble
Name:	David J. Noble
Title:	CFO

LENDER:
GERBER FINANCE INC.
By:	/s/ Howard Moore
Name:	Howard Moore
Title:	Vice President